EXHIBIT 99.1

Sea Containers Ltd, Sea Containers Services Ltd and Sea Containers Carribean Inc Consolidated cash flow forecast
Monthly summary
($ in millions)

                                           -------------------------------------------------------------------------------------
                                                                              Forecast
                                           -------------------------------------------------------------------------------------
                                               Oct-06    Nov-06     Dec-06    Jan-07     Feb-07    Mar-07     Apr-07    May-07
                                   dates->  16 Oct to 28 Oct to   2 Dec to 30 Dec to  27 Jan to  3 Mar to  31 Mar to 28 Apr to
                                               27 Oct     1 Dec     29 Dec    26 Jan      2 Mar    30 Mar     27 Apr     1 Jun
Receipts
            Accounts receivable                   0.1       2.0        8.9       3.8        2.5       2.7        1.9       0.8
                                           -------------------------------------------------------------------------------------
Total receipts                                    0.1       2.0        8.9       3.8        2.5       2.7        1.9       0.8
                                           -------------------------------------------------------------------------------------

Disbursements
            Net payroll costs                     0.2      (0.8)      (0.9)     (0.1)      (1.4)     (1.7)      (0.5)     (0.5)
            Payroll taxes                           -         -       (0.3)     (0.3)      (0.3)     (0.3)      (0.3)     (0.2)
            Property rental costs                (0.1)     (0.1)      (1.7)     (0.1)         -      (1.6)      (0.1)     (0.1)
            Insurance costs                         -      (0.4)      (0.2)     (0.1)      (0.4)     (0.2)      (0.1)     (1.0)
            Other administrative & selling       (0.1)     (0.4)      (1.5)     (1.8)      (1.5)     (1.8)      (1.3)     (1.0)
            Capital expenditure                     -      (0.2)         -      (0.1)         -         -          -         -
            Professional fees                    (0.6)     (0.9)      (2.8)     (2.8)      (3.1)     (3.0)      (3.0)     (2.7)
            U.S. Trustee fees                       -         -          -     (0.02)         -         -      (0.02)        -
                                           -------------------------------------------------------------------------------------
Total disbursements                              (0.6)     (2.9)      (7.4)     (5.4)      (6.7)     (8.4)      (5.3)     (5.5)
                                           -------------------------------------------------------------------------------------

                                           -------------------------------------------------------------------------------------
Net cashflow                                     (0.5)     (0.9)       1.5      (1.6)      (4.2)     (5.8)      (3.5)     (4.8)

Opening cash                                     49.7      49.1       48.2      49.8       48.1      43.9       38.2      34.7

                                           -------------------------------------------------------------------------------------
Closing cash                                     49.1      48.2       49.8      48.1       43.9      38.2       34.7      29.9
                                           =====================================================================================

                                           ----------------------------------------------------
                                                                  Forecast
                                           ----------------------------------------------------
                                              Jun-07    Jul-07     Aug-07    Sep-07     Oct-07
                                   dates->  2 Jun to 30 Jun to  28 Jul to  1 Sep to  29 Sep to
                                              29 Jun    27 Jul     31 Aug    28 Sep      2 Nov
Receipts
            Accounts receivable                  0.3       0.4        0.2       0.8        0.4
                                           ----------------------------------------------------
Total receipts                                   0.3       0.4        0.2       0.8        0.4
                                           ----------------------------------------------------

Disbursements
            Net payroll costs                   (0.6)     (0.1)      (1.0)     (1.5)      (0.9)
            Payroll taxes                       (0.2)     (0.2)      (0.2)     (0.2)      (0.2)
            Property rental costs               (1.7)     (0.1)      (0.1)     (1.7)      (0.1)
            Insurance costs                        -      (0.1)      (0.1)     (0.2)      (0.1)
            Other administrative & selling      (1.0)     (0.9)      (1.0)     (1.0)      (1.0)
            Capital expenditure                    -         -          -         -          -
            Professional fees                   (2.6)     (9.4)      (0.9)     (0.7)      (0.7)
            U.S. Trustee fees                      -     (0.02)         -         -      (0.02)
                                           ----------------------------------------------------
Total disbursements                             (6.1)    (10.8)      (3.2)     (5.2)      (3.0)
                                           ----------------------------------------------------

                                           ----------------------------------------------------
Net cashflow                                    (5.8)    (10.5)      (3.0)     (4.4)      (2.6)

Opening cash                                    29.9      24.1       13.6      10.6        6.2

                                           ----------------------------------------------------
Closing cash                                    24.1      13.6       10.6       6.2        3.6
                                           ====================================================



Notes

1. Certain assets of the Debtors and their non-debtor subsidiaries may be sold during the next twelve months which may result in additional available cash for the Debtors. The sale of these assets are not included in the above cashflow due to the uncertainty of both timing and value of sale. The Debtors' current estimate of the net realisable value of these assets, after repayment of any secured debt and payment of any transaction costs, that may be realised over this time period is approximately $70m to $140m. This valuation is subject to change and it is not clear at this stage whether these proceeds will be available to the Debtors.

2. No funding for subsidiary operations is included, on the basis that this will require further court approval.

3. The Creditors' Committee's professionals have not yet been retained, however, the cashflow includes anticipated fees in relation to these professionals.

4. Material changes to the cashflow statement are likely should the restructuring process continue for longer than anticipated.